EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Form 8-K under the Securities Exchange Act of 1934 of Southdown, Inc. of our reports dated January 26, 1998 (March 18, 1998 as to Notes Q and R) contained in the Annual Report on Form 10-K of Medusa Corporation insofar as such reports relate to the financial statements and schedules of Medusa Corporation for the year ended December 31, 1997.





DELOITTE & TOUCHE LLP
Cleveland, Ohio

July 15, 1998